Exhibit 99

                  Symbion Provides Guidance for 2007

    NASHVILLE, Tenn.--(BUSINESS WIRE)--Dec. 19, 2006--Symbion, Inc. (NASDAQ:SMBI), an owner and operator of short stay surgical facilities, today provided financial guidance for 2007. The Company announced that it expects to achieve revenues for 2007 in the range of $332 million to $337 million and earnings per diluted share in the range of $0.92 to $0.95. Same store net patient service revenue growth for the year 2007 is expected to be 4% to 7% over 2006. The effective tax rate for 2007 is expected to be 39%. Cash flow from operations is estimated to be in the range of $40 million to $45 million with capital expenditures in the range of $15 million to $20 million. In addition to financial guidance, the Company also announced that it expects to make three to four acquisitions and sign agreements to develop four to six de novo facilities in 2007.

    Commenting on the announcement, Richard E. Francis, Jr., chairman and chief executive officer of Symbion, said, "We look forward to a very productive 2007, and we are confident in our ability to generate solid financial results and achieve our acquisition and development goals. We currently have four facilities that will open in 2007, in addition to the four to six de novo facilities outlined in our guidance. We continue to benefit from a highly dedicated group of employees and physician partners, a sound balance sheet and both internal and external positive growth trends - all of which position Symbion very well for the future."

    Symbion, Inc., headquartered in Nashville, Tennessee, owns and operates a network of 62 short stay surgery centers in 23 states. The Company's centers provide non-emergency surgical procedures across many specialties.

    This press release contains forward-looking statements based on management's current expectations and projections about future events and trends that management believes may affect the Company's financial condition, results of operations, business strategy and financial needs. The words "anticipate," "believe," "continue," "estimate," "expect," "intend," "may," "plan," "will" and similar expressions are generally intended to identify forward-looking statements. These statements, including those regarding the Company's growth and continued success, have been included in reliance on the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks, uncertainties and other factors that may cause actual results to differ from the expectations expressed in the statements. Many of these factors are beyond the ability of the Company to control or predict. These factors include, without limitation: (i) the Company's dependence on payments from third-party payors, including government health care programs and managed care organizations; (ii) the Company's ability to acquire and develop additional surgery centers on favorable terms; (iii) numerous business risks in acquiring and developing additional surgery centers, including potential difficulties in operating and integrating such surgery centers; (iv) efforts to regulate the construction, acquisition or expansion of health care facilities; (v) the risk that the Company's revenues and profitability could be adversely affected if it fails to attract and maintain good relationships with the physicians who use its facilities; (vi) the Company's ability to comply with applicable laws and regulations, including health care regulations, corporate governance laws and financial reporting standards; (vii) risks related to pending or future heightened regulation of specialty hospitals which could restrict the Company's ability to operate its facilities licensed as hospitals and could adversely impact its reimbursement revenues; (viii) the risk of changes to physician self-referral laws that may require the Company to restructure some of its relationships, which could result in a significant loss of revenues and divert other resources; (ix) the Company's significant indebtedness; (x) the intense competition for physicians, strategic relationships, acquisitions and managed care contracts, which may result in a decline in the Company's revenues, profitability and market share; (xi) the geographic concentration of the Company's operations, which makes the Company particularly sensitive to regulatory, economic and other conditions in certain states; (xii) the Company's dependence on its senior management;
(xiii) the Company's ability to enhance operating efficiencies at its surgery centers and to control costs as the volume of cases performed at the Company's facilities changes; (xiv) efforts by certain states to reduce payments from workers' compensation payors for services provided to injured workers; (xv) risks associated with the practice of some of the Company's centers in billing for services "out-of-network", including the risk that out-of-network payments by some third-party payors may be reduced or eliminated; and (xvi) other risks and uncertainties detailed from time to time in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking statements contained in this press release, you should not place undue reliance on them. The Company undertakes no obligation to update any forward-looking statements or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

    CONTACT: Symbion, Inc.
             Kenneth C. Mitchell, 615-234-5904